SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) May 09, 2008

THE BEARD COMPANY

(Exact name of registrant as specified in its charter)

Oklahoma	1-12396	73-0970298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Enterprise Plaza

5600 N. May Avenue

Suite 320

Oklahoma City, Oklahoma                           73112

(Address of principal executive offices)              (Zip Code)

(405) 842-2333

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Information to be Included in the Report:

Item 3.02  Unregistered Sales of Equity Securities.

2004 Warrants

From May 13, 2004 through June 7, 2004, the Company completed the sale of $1,200,000 aggregate principal amount of its 10% Participating Notes due November 30, 2006 (the “Participating Notes”). The purchasers of the Participating Notes also received four-year warrants to purchase an aggregate of 480,000 shares of the Company’s common stock (as adjusted to reflect a subsequent 2-for-1 stock split effected on August 6, 2004---the “Stock Split”) at exercise prices ranging from $0.135 to $0.23 per share (the “2004 Warrants”). The principal balance of the Participating Notes has been paid in full.

On May 9 and May 12, 2008, two of the 2004 Warrant holders exercised their 2004 Warrants to purchase 80,000 and 200,000 shares, respectively, of our common stock (the “Underlying Common Stock”).

2002 Warrants

On May 31, 2002, The Beard Company completed the sale of $1,200,000 aggregate principal amount of 10% Subordinated Notes due September 30, 2003 (the “2003 Notes”). In connection with the sale of the 2003 Notes we issued five-year warrants to purchase an aggregate of 547,625 shares of our common stock at exercise prices (adjusted to reflect subsequent anti-dilution adjustments and the Stock Split) ranging from $0.353949 to $0.3570475 per share (the “2002 Warrants”). The principal balance of the 2003 Notes has been paid in full.

On May 10, 2008, one of the 2002 Warrant holders exercised its 2002 Warrant to purchase an aggregate of 30,000 shares of our Underlying Common Stock.

General

Upon the exercise of the 2004 Warrant on May 12, the total unregistered equity securities sold by us since our last previous report of such items exceeded 1% of our outstanding shares, triggering a reporting requirement.

In the Form 8-K we filed on March 31, 2008, we reported that our outstanding common shares had increased to a total of 6,243,847 following the distribution of 399,997 common shares from the Company’s 2005 Deferred Stock Compensation Plan. As a result of the exercise this month of the 310,000 shares described above, our total outstanding common shares have now increased to 6,553,847.

None of the 2002 Warrants, the 2004 Warrants or the Underlying Common Stock issued in connection with the 2002 Warrants or the 2004 Warrants are registered under the Securities Act of 1933, as amended (the “Securities Act”). The 2002 Warrants, the 2004 Warrants and the Underlying Common Stock were issued in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act for “transactions by the issuer not involving a public offering,” in transactions that fell within the safe harbor provided by Rule 506 of Regulation D of the Securities Act.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE BEARD COMPANY

/s/ Herb Mee, Jr.
Herb Mee, Jr., President

May 12, 2008

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